Exhibit a(3)

                                  GENESYS S.A.

                                  WITHDRAWAL OF
                PREVIOUSLY RENOUNCED ELIGIBLE OPTIONS PURSUANT TO
                  THE OFFER TO RENOUNCE DATED NOVEMBER 19, 2002

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                       11:59 P.M., EASTERN STANDARD TIME,
                              ON DECEMBER 18, 2002,
                          UNLESS THE OFFER IS EXTENDED

To: Genesys S.A.
Attention: Mr. Patrick Janel
L'Acropole
954-980 Avenue Jean Mermoz
CS 69004 34967, Montpellier Cedex 2
France
Telephone:  +33 4 99 13 27 93
Facsimile:   +33 4 99 13 25 31


       Delivery of the signature page of this withdrawal letter by regular external mail to an address other than as set forth above, a transmission via facsimile to a number other than as set forth above or any form of interoffice mail will not constitute a valid delivery.

         Pursuant to the terms and subject to the conditions of the Offer to Renounce dated November 19, 2002, my acceptance letter and this withdrawal letter, I hereby withdraw the renunciation of the right to the benefit of all of my eligible options that I previously made pursuant to the Offer to Renounce and my acceptance letter.

To Genesys S.A.:

         Upon the terms and subject to the conditions set forth in the Offer to Renounce dated November 19, 2002 (the "Offer to Renounce") and my Acceptance Letter, dated _______ __, 2002 (the "Acceptance Letter" which, together with the Offer to Renounce, as they may be amended from time to time, constitutes the "Offer"), I renounced to Genesys S.A., a corporation organized under the laws of France (the "Company"), the right to the benefit of all of my options to purchase ordinary shares or American Depositary Shares of Genesys S.A. (the "Shares") that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan that were outstanding on the Expiration Date (as defined below) (my "Renounced Options") for "New Options." Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the renunciation of my Renounced Options prior to 11:59 p.m., eastern standard time, on December 18, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"). In addition, unless the Company accepts my Renounced Options before 11:59 p.m., eastern standard time, on December 18, 2002, I understand that I may withdraw my Renounced Options at any time after January 16, 2002. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the renunciation of all my Renounced Options.

         I understand and acknowledge that:

         (1) I may not rescind my withdrawal and the Renounced Options that I hereby withdraw will be deemed not properly renounced for purposes of the Offer unless I renounce those options again prior to the Expiration Date by following the procedures described in Section 3 of the Offer to Renounce.

         (2) I must withdraw all of my Renounced Options; I may not withdraw only a portion of my Renounced Options. Upon withdrawal of my Renounced Options, I understand that all such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

         (3) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

         (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

         (5) I agree to all of the terms and conditions of the Offer and this withdrawal letter.

         This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the eligible employee who renounced the Renounced Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

         Important: To withdraw the renunciation of Renounced Options, the signed signature page of this withdrawal letter (or a facsimile copy thereof) must be received by the Company on or prior to the expiration date. A properly signed paper copy of the signature page of this letter must be delivered by regular external mail or facsimile. Delivery by any form of interoffice mail will not be accepted. The method by which the signed signature page is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed signature page of this letter is delivered by regular external mail, the Company recommends that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.


                                        SIGNATURE OF OWNER

                                        X
                                          --------------------------------------
                                            (Signature of Holder or Authorized
                                            Signatory)


                                        Capacity:
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                                        Date:                             , 2002
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                                        Print Name:
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                                        Address:
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                                        Telephone No.
                                          (with area code):
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                                        Email Address:
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Withdrawal Letter